Exhibit 99.1
For Immediate Release

Company Contact:	Investor Relations Contact:
Ms. Veronica Chen, Chief Financial Officer	Ms. Linda Salo
Email: vjchen36@hotmail.com	Email: linda.salo@ccgir.com
Tel: +86-22-5869-1668	Tel : +1 646-922-0894 (NY office)

Mr. Crocker Coulson, President
Email: crocker.coulson@ccgir.com
Tel: +1-646-213-1915 (NY office)
www.ccgirasia.com

Yayi International Appoints New Chief Financial Officer

TIANJIN, China – February 26, 2010 – Yayi International Inc., (OTC Bulletin Board: YYIN) (“Yayi International” or the “Company”), the first mover and a leading producer and distributor of premium goat milk formula products for infants, toddlers, young children, and adults in the People’s Republic of China (“China”) today announced the appointment of Ms. Veronica Jing Chen as its new Chief Financial Officer, effective February 24, 2010. Ms. Chen replaces Ms. Tong Li, who resigned for personal reasons on the same day.

Ms. Chen is a seasoned executive with more than 20 years of experience in accounting, financial management, and general management of several public companies. Prior to joining Yayi International, she held Chief Financial Officer positions at several NASDAQ listed Chinese companies, including China Natural Gas, Inc. (NASDAQ: CHNG), China Valves Technology, Inc. (NASDAQ: CVVT) and Origin Agritech, Limited (NASDAQ: SEED). Before that, she served as Senior Director of Finance at iKang Healthcare, Director of Finance at eLong (NASDAQ: LONG), and Finance Manager of the North China Region for Eli Lilly Asia’s China Representative Office.

During her extensive career as a financial executive, Ms. Chen has successfully built and managed accounting systems, improved financial reporting and controls, and implemented internal policies and procedures in compliance with standards required by the Sarbanes-Oxley Act. Ms. Chen currently holds memberships with CPA Australia and The National Institute of Accountants (NIA) of Australia. She received a degree of Doctor of Business Administration from Victoria University, Neuchatel, Switzerland and an MBA degree from City University of Seattle, Washington, U.S.

"We are pleased to have Ms. Chen joining our senior management team. She joins Yayi International at an exciting time as we are making important strategic moves in production, marketing and distribution," said Ms. Li Liu, Chief Executive Officer of Yayi International. "We believe her breath and depth of experience with U.S. listed Chinese companies will strengthen our financial reporting, planning and forecasting capabilities to ensure that we are compliant with regulatory and corporate governance requirements."

“I would also like to thank Ms. Li for her great contribution as Chief Financial Officer since May 2008 while the Company has been undergoing a number of changes. We wish her the best in the future,” Ms. Liu concluded.

About Yayi International

Yayi International is the first mover and a leading producer and distributor of premium goat milk formula products for infants, toddlers, young children and adults in China. Its current formula product lines are targeted at the premium market segment and health-conscious consumers. The Company's distribution network comprises of approximately 3,600 retail points including infant-maternity store chains, supermarkets, and drug stores as well as catalogue sales across China.

Forward-looking Statements:

This press release contains certain statements that may include 'forward-looking statements'. All statements other than statements of historical fact included herein are 'forward-looking statements'. These forward looking statements are often identified by the use of forward-looking terminology such as 'believes,' 'expects' or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website ( http://www.sec.gov ). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.